Exhibit 4.2
______________________________________________________________________________

THE SOUTHERN COMPANY
TO
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
TRUSTEE
FIRST SUPPLEMENTAL INDENTURE
DATED AS OF AUGUST 6, 2026

SERIES 2026A 2.125% CONVERTIBLE SENIOR NOTES
DUE DECEMBER 15, 2027
______________________________________________________________________________

TABLE OF CONTENTS1

1This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.
i

ARTICLE 4 Miscellaneous Provisions	48
SECTION 4.01. Recitals by Company	48
SECTION 4.02. Ratification and Incorporation of Original Indenture	48
SECTION 4.03. Executed in Counterparts	48
SECTION 4.04. Disclaimer of Trustee	48

EXHIBIT A    Form of Series 2026A Note
EXHIBIT B    Certificate of Authentication

ii

THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 6th day of August, 2026, by and between THE SOUTHERN COMPANY, a Delaware corporation, 30 Ivan Allen Jr. Blvd., N.W., Atlanta, Georgia 30308 (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, 2 Concourse Parkway, Suite 800, Atlanta, Georgia 30328 (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of June 1, 2026 (the “Original Indenture”), with U.S. Bank Trust Company, National Association;
WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented and amended by this First Supplemental Indenture, is herein called the “Indenture”;
WHEREAS, under the Original Indenture, a new series of Senior Notes may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;
WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;
WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified;
WHEREAS, under Section 901(5) of the Original Indenture, the Company and the Trustee, without the consent of any Holders of Senior Notes, may enter into a supplemental indenture to change or eliminate any of the provisions of the Indenture with respect to any series of Senior Notes theretofore unissued;
WHEREAS, the Company proposes to amend the Indenture as provided herein solely with respect to the Series 2026A Notes to be issued on or after the date hereof; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

SERIES 2026A CONVERTIBLE SENIOR NOTES
SECTION 1.01.    Establishment. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company’s Series 2026A 2.125% Convertible Senior Notes due December 15, 2027 (the “Series 2026A Notes”). There are to be authenticated and delivered $725,000,000 principal amount of Series 2026A Notes (or up to $833,750,000 principal amount of Series 2026A Notes if the Initial Purchasers (as defined below) exercise the Shoe Option (as defined below) in full), and such principal amount of the Series 2026A Notes may be increased from time to time pursuant to Section 301 of the Original Indenture. All Series 2026A Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series 2026A Notes. Any such additional Series 2026A Notes (“Additional Notes”) will have the same interest rate, maturity and other terms as those initially issued (except for the offering price and issue date and the initial interest accrual date and initial Interest Payment Date (as defined below), if applicable, and, if applicable, restrictions on transfer in respect of such Additional Notes; provided that if any such Additional Notes are not fungible with the Series 2026A Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such Additional Notes shall have one or more separate CUSIP numbers). No Series 2026A Notes shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture and Sections 1.06, 2.02 and 3.06 hereof. The Series 2026A Notes shall be issued in fully registered form.
The Series 2026A Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Series 2026A Notes shall be The Depository Trust Company.
The form of the Trustee’s Certificate of Authentication for the Series 2026A Notes shall be in substantially the form set forth in Exhibit B hereto.
Each Series 2026A Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.
SECTION 1.02.    Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.
“Additional Interest” means all amounts payable pursuant to Section 1.09(e), Section 1.14(a) or Section 1.14(b) hereof.

“Additional Notes” has the meaning set forth in Section 1.01 hereof.
“Additional Shares” has the meaning set forth in Section 2.07(a) hereof.
“Applicable Procedures” means, with respect to any transfer, transaction or other action involving a Global Security or any beneficial interest therein, the rules and procedures of the

Depositary for such Series 2026A Note, in each case, to the extent applicable to such transfer, transaction or other action as in effect from time to time.
“Averaging Period” has the meaning set forth in Section 2.05(c) hereof.
“Bid Solicitation Agent” means the Person appointed by the Company, from time to time, to solicit secondary market bid quotations for the Trading Price of the Series 2026A Notes in accordance with Section 2.01(b)(ii) hereof. The Company will be the initial Bid Solicitation Agent and shall notify the Trustee and the Holders in writing of the appointment of any other Bid Solicitation Agent.
“Capital Stock” means, for any Person, any and all shares, units, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.
“Cash Merger” has the meaning set forth in Section 2.07(e) hereof.
“Cash Percentage” has the meaning set forth in Section 2.03(a)(5) hereof.
“Certificated Note” means a Series 2026A Note that is in registered definitive form.
“Close of Business” means 5:00 p.m., New York City time.
“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company’s Filing Obligations” has the meaning set forth in Section 1.09(e) hereof.
“Conversion Agent” has the meaning set forth in Section 1.06(i) hereof.
“Conversion Consideration” has the meaning set forth in Section 2.09(a) hereof.
“Conversion Date” has the meaning set forth in Section 2.02(b) hereof.
“Conversion Obligation” has the meaning set forth in Section 2.01(a) hereof.
“Conversion Price” means, as of any time, an amount equal to $1,000 divided by the Conversion Rate in effect at the time.
“Conversion Rate” means initially 9.5641 shares of Common Stock per $1,000 principal amount of Series 2026A Notes, subject to adjustment as set forth herein.
“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, 2.5% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Net Settlement Amount,” for each of the 40 consecutive Trading Days during the relevant Observation Period, means:
(a)    if the Company has elected (or is deemed to have elected) a Cash Percentage of 0%, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and $25.00, divided by (ii) the Daily VWAP for such Trading Day;
(b)    if the Company has elected a Cash Percentage of 100%, cash in an amount equal to the difference between the Daily Conversion Value and $25.00; or
(c)    in all other cases, (i) a cash amount equal to the product of (x) the difference between the Daily Conversion Value and $25.00 and (y) the Cash Percentage, together with (ii) a number of shares of Common Stock equal to the product of (x) (A) the difference between the Daily Conversion Value and $25.00, divided by (B) the Daily VWAP for such Trading Day and (y) 100% minus the Cash Percentage.
“Daily Principal Portion” has the meaning specified in the definition of “Daily Settlement Amount.”
“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the relevant Observation Period, shall consist of:
(a)    cash equal to the lesser of (i) $25.00 and (ii) the Daily Conversion Value on such Trading Day (such amount of cash, the “Daily Principal Portion”); and
(b)    if the Daily Conversion Value on such Trading Day exceeds $25.00, the Daily Net Settlement Amount.
“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the volume-weighted average price per share of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SO <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Daily VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. The Daily Net Settlement Amount and the Daily VWAP shall be determined by the Company promptly following the last Trading Day of the Observation Period. Promptly after such determination and in any event within one Business Day following the last Trading Day of the Observation Period, the Company shall send to the Trustee and the Conversion Agent its determination and calculations thereof in reasonable detail or in such detail as requested by the Depositary.
“Designated Financial Institution” has the meaning set forth in Section 2.09(a) hereof.
“Distributed Property” has the meaning set forth in Section 2.05(c)(1) hereof.
“Distribution Threshold” means $0.76 per share of the Common Stock. The Distribution Threshold shall be adjusted in a manner inversely proportional to, and at the same time as,

adjustments to the Conversion Rate; provided that no adjustment will be made to the Distribution Threshold for any adjustment to the Conversion Rate pursuant to Section 2.05(d) hereof.
“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the Relevant Stock Exchange, regular way, without the right to receive the issuance, dividend or distribution in question, as determined by the Relevant Stock Exchange.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Election” has the meaning set forth in Section 2.09(a) hereof.
“Excluded Fundamental Change” has the meaning set forth in Section 3.01(b) hereof.
“Expiration Date” has the meaning set forth in Section 2.05(e) hereof.

“Fundamental Change” shall be deemed to have occurred any time after the Series 2026A Notes are originally issued when any of the following occurs:
(a)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company or any of its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the voting power of the Common Stock (excluding voting power exercisable pursuant to a proxy granted in connection with a proxy solicitation conducted pursuant to Regulation 14A of the Exchange Act);
(b)    the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) pursuant to which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets; (ii) any share exchange, consolidation, merger or similar event involving the Company pursuant to which the Common Stock will be converted into, or exchanged for, cash, securities or other property; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Wholly Owned Subsidiaries (any such recapitalization, reclassification, change, share exchange, consolidation, merger, similar event, transaction or series of transactions being referred to for purposes of this clause (b) as an “event”); provided that any such event described in clause (i) or (ii) where the holders of the Company’s Common Equity immediately prior to such event own, directly or indirectly, more than 50% of the Common Equity of the continuing or surviving Person or transferee or the parent thereof immediately after such event and such holders’ proportional voting power immediately after such event vis-à-vis each other with respect to the securities they receive in such event will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such event shall not constitute a Fundamental Change under such clause (i) or (ii), as the case may be;
(c)    the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in clause (b)); or
(d)    the Common Stock (or other common stock underlying the Series 2026A Notes) ceases to be listed or admitted for trading on any Permitted Exchange, unless the

Common Stock has been accepted for listing or admitted for trading on another Permitted Exchange.
Notwithstanding the foregoing, a transaction or series of transactions described in clause (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of Common Stock (excluding cash payments for fractional shares of Common Stock and cash payments made pursuant to dissenters’ appraisal rights, if applicable) in connection with such transaction or transactions consists of shares of stock or equity securities traded on (or that will be traded on) a Permitted Exchange, and as a result of such transaction or transactions, such consideration will constitute Reference Property for the Notes pursuant Section 2.06 hereof. In addition, a transaction or event that constitutes a Fundamental Change under both clause (a) and (b) above will be deemed to constitute a Fundamental Change solely under clause (b).
“Fundamental Change Notice” has the meaning set forth in Section 3.02 hereof.
“Fundamental Change Notice Date” has the meaning set forth in Section 3.02 hereof.
“Fundamental Change Purchase Date” has the meaning set forth in Section 3.01 hereof.
“Fundamental Change Purchase Notice” has the meaning set forth in Section 3.03(a) hereof.
“Fundamental Change Purchase Price” has the meaning set forth in Section 3.01 hereof.
“Initial Purchasers” means Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC.
“Interest Payment Dates” means June 15 and December 15 of each year, commencing December 15, 2026.
“Last Original Issue Date” means (A) with respect to any Series 2026A Notes issued pursuant to the Purchase Agreement (including any Series 2026A Notes issued pursuant to the exercise of the Shoe Option by the Initial Purchasers), and any Series 2026A Notes issued in exchange therefor or in substitution thereof, the later of (i) the Original Issue Date and (ii) the last date any Series 2026A Notes are originally issued pursuant to the exercise of the Shoe Option; and (B) with respect to any Additional Notes, and any Series 2026A Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Series 2026A Notes are originally issued and (y) the last date any Series 2026A Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Series 2026A Notes to purchase additional Series 2026A Notes; or (ii) such other date as is specified in an Officers’ Certificate delivered to the Trustee before the original issuance of such Series 2026A Notes.
“Last Reported Sale Price” of the Common Stock, on any date, means the closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the last bid price and the last ask price or, if more than one in either case, the average of the average last bid prices and the average last ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded, without regard to after-hours or extended market trading; provided that if the Common

Stock is not listed for trading on any U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” of the Common Stock shall equal the average of the last quoted bid prices and the last quoted ask prices for the Common Stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; provided further that if the Common Stock is not so quoted on such date, the “Last Reported Sale Price” will be the mid-point of the last bid prices and the last ask prices for the Common Stock on such date from a nationally recognized independent investment banking firm selected by the Company for this purpose.
“Make-Whole Fundamental Change” means any Fundamental Change (as defined herein, but without regard to the proviso in clause (b) of such definition but, for the avoidance of doubt, subject to the paragraph following clause (d) of such definition).
“Make-Whole Fundamental Change Effective Date” has the meaning set forth in Section 2.07(a) hereof.
“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the Relevant Stock Exchange to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Maximum Conversion Rate” has the meaning set forth in Section 2.07(d) hereof.
“Measurement Period” has the meaning set forth in Section 2.01(b)(ii) hereof.
“Notice of Conversion” has the meaning set forth in Section 2.02(a) hereof.
“Observation Period” with respect to any Series 2026A Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to September 15, 2027, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after September 15, 2027, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Stated Maturity.
“Open of Business” means 9:00 a.m., New York City time.
“Original Issue Date” means, with respect to any Series 2026A Note, the first date of original issuance of such Series 2026A Note (and not, for the avoidance of doubt, the date of issuance of any Series 2026A Note issued in whole or in part upon registration or transfer of, or in exchange for, or in lieu of, other Series 2026A Notes pursuant to Sections 203, 303, 304, 907 or 1107 of the Original Indenture or Sections 1.06, 2.02 and 3.06 hereof).
“Permitted Exchange” means the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any successor thereto).

“Principal Portion” means, in respect of the conversion of any Series 2026A Note, the sum of the Daily Principal Portions for each Trading Day during the Observation Period for such conversion.
“Purchase Agreement” means that certain Purchase Agreement, dated August 3, 2026, among the Company and the Initial Purchasers.
“Reference Property” has the meaning set forth in Section 2.06(a) hereof.
“Reference Property Unit” has the meaning set forth in Section 2.06(a) hereof.
“Regular Record Date” means, with respect to each Interest Payment Date, June 1 and December 1 of each year, immediately preceding any June 15 or December 15 Interest Payment Date, as the case may be.
“Relevant Stock Exchange” means the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded.
“Resale Restriction Termination Date” has the meaning set forth in Section 1.06(d) hereof.

“Restricted Securities” has the meaning set forth in Section 1.06(d) hereof.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
“Securities Act” means the Securities Act of 1933, as amended.
“Settlement Notice” has the meaning set forth in Section 2.03(a)(5) hereof.
“Share Exchange Event” has the meaning set forth in Section 2.06 hereof.
“Share Price” means, with respect to the Common Stock, in connection with a Make-Whole Fundamental Change, (a) in the case of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash paid per share of the Common Stock in such Make-Whole Fundamental Change, and (b) otherwise, the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Make-Whole Fundamental Change Effective Date.
“Shoe Option” means the Initial Purchasers’ option to purchase up to $108,750,000 aggregate principal amount of additional Series 2026A Notes as provided for in the Purchase Agreement.
“Spin-Off” has the meaning set forth in Section 2.05(c)(2) hereof.
“Stated Maturity” means December 15, 2027.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
“Trading Day” means, except for determining amounts due upon conversion as set forth below, a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the Common Stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded, and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not listed or traded on any securities exchange or other market, “Trading Day” means a Business Day; and provided, further, that for the purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on the Relevant Stock Exchange, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.
“Trading Price” of the Series 2026A Notes on any Trading Day means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of the Series 2026A Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers the Company selects for this purpose; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If, on any Trading Day the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Series 2026A Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Series 2026A Notes on such Trading Day will be deemed to be less than 98% of the product of (i) the Last Reported Sale Price of the Common Stock on such Trading Day and (ii) the Conversion Rate in effect on such Trading Day. Any such determination will be conclusive absent manifest error. If (x) the Company is not acting as the Bid Solicitation Agent, and the Company fails to instruct the Bid Solicitation Agent to obtain bids when required pursuant hereto, or if the Bid Solicitation Agent fails to solicit bids when required, or (y) the Company is acting as Bid Solicitation Agent and fails to solicit bids when required, the Trading Price per $1,000 principal amount of the Series 2026A Notes will be deemed to be less than 98% of the product of Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on each Trading Day the Company or the Bid Solicitation Agent, as the case may be, fails to do so.
“Valuation Period” has the meaning set forth in Section 2.05(c)(2) hereof.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%.”
SECTION 1.03.    Payment of Principal and Interest. Unless the Series 2026A Notes are converted pursuant to Article 2 of this First Supplemental Indenture or are purchased or subject to purchase under the Fundamental Change Purchase Right provisions of Article 3 of this First Supplemental Indenture, the principal amount of, and all accrued and unpaid interest, if any, on the Series 2026A Notes shall be due at the Stated Maturity. The unpaid principal amount of the Series 2026A Notes shall bear interest at the rate of 2.125% per annum until paid or duly provided for or until the earlier conversion or repurchase. Interest shall be paid semiannually in arrears on each Interest Payment Date to the Person in whose name the Series 2026A Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series 2026A Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series 2026A Notes not less than ten (10) calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series 2026A Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.
Payments of interest on the Series 2026A Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series 2026A Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any Fundamental Change Purchase Date or any date on which interest is payable on the Series 2026A Notes (including the Stated Maturity) is not a Business Day, then payment of the principal or interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.
Payment of the principal and interest due at the Stated Maturity of the Series 2026A Notes, payment of the Fundamental Change Purchase Price and payments and deliveries required upon conversion of any Series 2026A Note shall be made upon surrender of the Series 2026A Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series 2026A Notes, the Fundamental Change Purchase Price and all cash payable upon conversion of a Series 2026A Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) calendar days prior to the date for payment by the Person entitled thereto.
Unless the context otherwise requires, any reference to interest on, or in respect of, any Series 2026A Note in this First Supplemental Indenture shall be deemed to include Additional

Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 1.09(e) or Section 1.14 hereof. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

SECTION 1.04.    Denominations. The Series 2026A Notes may be issued in denominations of $1,000 or any integral multiple thereof.
SECTION 1.05.    Global Securities. The Series 2026A Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series 2026A Notes represented by one or more Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series 2026A Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.
Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series 2026A Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.
Subject to the procedures of the Depositary, a Global Security shall be exchangeable for Series 2026A Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 calendar days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series 2026A Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series 2026A Notes registered in such names as the Depositary shall direct.
At such time as all interests in a Global Security have been converted, canceled, purchased or transferred, such Global Security shall be, upon receipt thereof, canceled by the Trustee in accordance with applicable procedures of the Depositary and the Trustee, in its capacity as custodian for the Depositary. At any time prior to such cancellation, if any interest in a Global Security is exchanged for Certificated Notes, converted, canceled, purchased or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of such Global Security, the principal amount of such Global Security shall, in accordance with the applicable procedures of the Depositary and the Trustee, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Security, by the Trustee, to reflect such reduction or increase.

Neither the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 1.06.    Exchange and Registration of Transfer of Series 2026A Notes; Restrictions on Transfer; Conversion Agent.
(a)    Every Series 2026A Note presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Series 2026A Notes.

(b)    No service charge shall be made for any registration of transfer or exchange of Series 2026A Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Senior Notes, other than exchanges pursuant to Section 304, 907 or 1107 of the Original Indenture not involving any transfer.

(c)    The Company shall not be required to issue, to register the transfer of or to exchange (i) any Series 2026A Note surrendered for conversion or, if a portion of any Series 2026A Note is surrendered for conversion, such portion thereof surrendered for conversion, or (ii) any Series 2026A Note, or portion of any Series 2026A Note, surrendered for purchase (and not withdrawn) in accordance with Article 3 hereof.

(d)    Every Series 2026A Note that bears or is required under this Section 1.06(d) to bear the legend set forth in this Section 1.06(d) (together with any Common Stock issued upon conversion of the Series 2026A Notes and required to bear the legend set forth in Section 1.06(e), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 1.06(d) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 1.06(d) and Section 1.06(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Last Original Issue Date, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Series 2026A Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 1.06(e) hereof, if applicable) shall bear a legend in substantially the following form (unless such Series 2026A Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE SOUTHERN COMPANY (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW EXCEPT:

(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)    PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH COMMON STOCK;

(C)    TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE (THE “TRUSTEE”), RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS

TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH ACQUIRER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST HEREIN) CONSTITUTES THE ASSETS OF ANY (A) “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 (“ERISA”)), THAT IS SUBJECT TO TITLE I OF ERISA, (B) PLAN, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”) OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (A) AND (B), PURSUANT TO ERISA OR OTHERWISE, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY (OR ANY INTEREST HEREIN) BY SUCH HOLDER WILL NOT CONSTITUTE OR RESULT IN (A) A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

No transfer of any Series 2026A Note prior to the Resale Restriction Termination Date will be registered by the Security Registrar unless the applicable box on the Form of Assignment and Transfer included in Exhibit A hereto has been checked.

On any Resale Restriction Termination Date, the Company shall, at its option, deliver to the Trustee a certificate in the form of Exhibit C hereto executed by an officer of the Company, and upon the Trustee’s receipt of such certificate the restrictive legend required by this Section 1.06(d) shall be deemed removed from any Global Security representing such Series 2026A Notes without further action on the part of Holders (and, for the avoidance of doubt, such certificate need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such restrictive legend to be deemed to be removed from such Global Security). If the Company delivers such a certificate to the Trustee, the Company shall: (i) notify Holders of the Series 2026A Notes that the restrictive legend required by this Section 1.06(d) has been removed or deemed removed; and (ii) instruct the Depositary to change the CUSIP number for the Series 2026A Notes to the unrestricted CUSIP number for the Series 2026A Notes. It is understood that the Depositary of any Global Security may require a mandatory exchange or other process to cause such Global Security to be identified by an unrestricted CUSIP number in the facilities of such Depositary. For the avoidance of doubt, for Series 2026A Notes that are not Certificated Notes, the Series 2026A Notes shall continue to bear Additional Interest pursuant to Section 1.14(b) hereof until such time as they are identified by an unrestricted CUSIP number in the facilities of the Depositary or any successor depositary for the Series 2026A Notes, as a result of completion of the Depositary’s mandatory exchange process or otherwise.

Any Series 2026A Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Series 2026A Note for exchange to the Security Registrar in accordance with the provisions of this Section 1.06(d), be exchanged for a new Series 2026A Note or Series 2026A Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 1.06(d) and shall not be assigned a restricted CUSIP number.
The Company shall be entitled to instruct the Trustee, in its capacity as custodian for the Depositary, in writing to so surrender any Global Security as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Trustee, in such capacity, shall so surrender such Global Security for exchange; and any new Global Security so exchanged therefor shall not bear the restrictive legend specified in this Section 1.06(d) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Series 2026A Notes or any Common Stock issued upon conversion of the Series 2026A Notes has been declared effective under the Securities Act.
(e)    Until the Resale Restriction Termination Date, any shares of Common Stock issued upon conversion of a Series 2026A Note, and any shares of Common Stock issued upon conversion of any Series 2026A Note that is a Restricted Security, will be issued in book-entry form and shall bear a legend in substantially the following form (unless the Series 2026A Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee and any transfer agent for the Common Stock):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)    AGREES FOR THE BENEFIT OF THE SOUTHERN COMPANY (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THIS

SECURITY UPON THE CONVERSION OF WHICH SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW EXCEPT:

(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)    PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY;

(C)    TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND EQUINITI TRUST COMPANY, LLC, AS TRANSFER AGENT (THE “TRANSFER AGENT”), FOR THE COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
(f)    Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by Section 1..06(e).
(g)    Any Series 2026A Note or Common Stock issued upon the conversion or exchange of a Series 2026A Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person who was an Affiliate of the Company at any time during the three months immediately preceding, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Series 2026A

Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act).

(h)    Neither the Trustee nor the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed hereunder or under applicable law with respect to any transfer of any interest in any Series 2026A Note (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this First Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i)    The Company shall maintain an office or agency where Series 2026A Convertible Senior Notes may be presented for conversion (the “Conversion Agent”). The initial Conversion Agent shall be the Trustee. The Company may have one or more additional conversion agents. The term Conversion Agent includes any such additional conversion agents.

SECTION 1.07.    No Optional Redemption or Sinking Fund. The Series 2026A Notes shall not be subject to redemption at the option of the Company.
The Series 2026A Notes will not have a sinking fund.

SECTION 1.08.    No Defeasance; Satisfaction and Discharge. The satisfaction and discharge provisions set forth in this Section 1.08 shall, solely with respect to the Series 2026A Notes, supersede the entirety of Section 401 of the Original Indenture, and all references in the Original Indenture to Section 401 of the Original Indenture and satisfaction and discharge provisions therein, as the case may be, shall, solely with respect to the Series 2026A Notes, be deemed to be references to this Section 1.08 and the satisfaction and discharge provisions set forth in this Section 1.08.
The Series 2026A Notes shall not be subject to defeasance. When (a) the Company delivers to the Security Registrar all outstanding Series 2026A Notes (other than Series 2026A Notes replaced pursuant to Section 304) for cancellation or (b) all outstanding Series 2026A Notes have become due and payable, whether at the Stated Maturity, on any Fundamental Change Purchase Date, upon conversion or otherwise, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash (and/or, if applicable, shares of the Common Stock and cash in lieu of any fractional share of the Common Stock, solely to satisfy outstanding conversions) sufficient to pay, or, if applicable, satisfy the Company’s Conversion Obligation with respect to, all amounts due and owing on all outstanding Series 2026A Notes (other than Series 2026A Notes replaced pursuant to Section 304), and, in either case, the Company pays all other sums payable hereunder by the Company with respect to the Indenture and the outstanding Series 2026A Notes, then this Indenture shall cease to be of further effect with respect to the Series 2026A Notes or any Holders. At the cost and expense of the Company, the Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Series 2026A Notes on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Series 2026A Notes, the obligations of the Company to the Trustee under Section 607 and the obligations of the Company to any Authenticating Agent under Section 614 shall survive such satisfaction and discharge.

SECTION 1.09.    Events of Default.
(a)    Solely with respect to the Series 2026A Notes, clause (2) of Section 501 of the Original Indenture is amended and restated in its entirety as follows: “default in the payment of principal of (or premium, if any) or interest on any Senior Note of that series at its Maturity (including default in payment of the Fundamental Change Purchase Price, if applicable, on the Fundamental Change Purchase Date); or”.

(b)    In accordance with clause (7) of Section 501 of the Original Indenture, the following additional Event of Default shall apply to the Series 2026A Notes: “default in delivery of the consideration due upon the conversion of any Series 2026A Note, where such default continues for a period of five Business Days”.

(c)    In accordance with clause (7) of Section 501 of the Original Indenture, the following additional Event of Default shall apply to the Series 2026A Notes: “default in delivery of a Fundamental Change Notice as required pursuant to Section 3.02 of the First Supplemental Indenture or in delivery of any notice required pursuant to Section 2.01(b)(iii) or 2.01(b)(iv) of the First Supplemental Indenture, in each case, where such default continues for a period of five Business Days”.

(d)    In accordance with clause (7) of Section 501 of the Original Indenture, the following additional Event of Default shall apply to the Series 2026A Notes: “failure by the Company to comply with its obligations under Section 612 of the Original Indenture”.

(e)    Notwithstanding anything to the contrary in the Series 2026A Notes or elsewhere in the Indenture, at the election of the Company, the sole remedy of Holders for an Event of Default relating to the failure by the Company to comply with its obligation to file reports, information or documents with the Trustee pursuant to Section 1.12(a) hereunder (the “Company’s Filing Obligations”) shall, for the first 365 calendar days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Series 2026A Notes at a rate equal to: 0.25% per annum of the principal amount of the Series 2026A Notes outstanding for each day on which such Event of Default is continuing during the 180-calendar day period beginning on, and including, the date on which such Event of Default first occurs and (ii) 0.50% per annum of the principal amount of the Series 2026A Notes outstanding for each day on which such Event of Default is continuing from the 181st calendar day to, and including, the 365th calendar day after the occurrence of such Event of Default (in addition to any Additional Interest that may accrue pursuant to Section 1.14 hereof; provided that in no event shall Additional Interest accrue on any day (taking into consideration any Additional Interest payable as described in this Section 1.09(e), Section 1.14(a) and Section 1.14(b)) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

If the Company makes such election to pay Additional Interest, such Additional Interest shall be payable in arrears on each Interest Payment Date following the date on which such

Event of Default first occurred in the same manner that stated interest is payable on the Series 2026A Notes. On the 366th calendar day following the date on which such Event of Default first occurred (if the failure to comply with the Company’s Filing Obligations is not cured or waived prior to such 366th calendar day), the Series 2026A Notes shall be subject to acceleration as provided in Section 501 of the Original Indenture. The provisions contained in this Section 1.09(e) shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 1.09(e) or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes will immediately be subject to acceleration as provided in Section 501 of the Original Indenture.

In order to elect to pay the Additional Interest as the sole remedy for the first 365 calendar days after the occurrence of an Event of Default relating to the failure by the Company to comply with the Company’s Filing Obligations, the Company must notify, in writing and prior to the beginning of such 365-calender day period, all Holders, the Paying Agent and the Trustee of such election (which notice shall include a statement as to the date from which the Additional Interest is payable and, in the case of the Trustee, shall be delivered to its Corporate Trust Office and shall make explicit reference to this Section 1.09(e), the Series 2026A Notes and the Company). Upon the failure to timely give such notice, the Series 2026A Notes shall be immediately subject to acceleration as provided in Section 501 of the Original Indenture. Unless and until a Responsible Officer receives at the Corporate Trust Office such notice, the Trustee may assume without inquiry that no Additional Interest is payable. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest. If Additional Interest has been paid by the Company directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

(f)    Solely with respect to the Series 2026A Notes, Section 508 of the Original Indenture is amended and restated in its entirety as follows: “Notwithstanding any other provision in this Indenture, the Holder of any Series 2026A Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and (subject to Article 3) interest on (including the Fundamental Change Purchase Price, if applicable), and amounts owing upon conversion in respect of such Series 2026A Note, on the due dates expressed in such Series 2026A Note and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.”

(g)    Solely with respect to the Series 2026A Notes, clause (1) of Section 513 of the Original Indenture is amended and restated in its entirety as follows:

“(1)    in the payment of the principal of (or premium, if any, on) or interest (including the Fundamental Change Purchase Price, if applicable) on any Series 2026A Note, or”

(h)    Solely with respect to the Series 2026A Notes, Section 513 of the Original Indenture is modified by adding the following clause (3):

“(3)    in respect of the failure to convert any Series 2026A Note in accordance with its terms”.

SECTION 1.10.    Modification.
(a)    In addition to subsections (1) through (10) of Section 901 of the Original Indenture, without the consent of any Holder of a Series 2026A Note, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto to amend the Series 2026A Notes, the Original Indenture (insofar as it relates to the Series 2026A Notes) and this First Supplemental Indenture, in form satisfactory to the Trustee (which shall comply with the Trust Indenture Act then in effect), (i) in accordance with the requirements of Section 2.06 hereof, (ii) to conform the provisions thereof or hereof to the descriptions thereof or hereof contained in the preliminary offering memorandum dated August 3, 2026 for the Series 2026A Notes, under the section entitled “Description of the Series 2026A Convertible Senior Notes,” as supplemented by any related pricing term sheet, and (iii) to increase the Conversion Rate.
The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, mortgage, pledge or assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.
Any supplemental indenture authorized by the provisions of this Section 1.10(a) may be executed by the Company and the Trustee without the consent of the Holders of any of the Series 2026A Notes at the time outstanding, notwithstanding any of the provisions of Section 902 of the Original Indenture.
(b)    Section 902 of the Original Indenture is modified solely with respect to the Series 2026A Notes to add the following as clauses (4), (5) and (6):
“(4)    make any change that impairs or adversely affects the conversion rights of any Series 2026A Notes or reduces the consideration due upon conversion;

(5)    reduce the Fundamental Change Purchase Price of any Series 2026A Note or amend or modify in any manner materially adverse to the holders of the Series 2026A Notes the Company’s obligation to make such payment; or
(6)    impair the right to institute suit for the enforcement of payment of the Fundamental Change Purchase Price or the payment and delivery of amounts owing upon conversion of the Series 2026A Notes.”

SECTION 1.11.    Calculations. The Company shall be responsible for making all calculations called for hereunder with respect to the Series 2026A Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock and Share Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Net Settlement Amounts, any accrued interest payable on the Series 2026A Notes, the Conversion Price and the Conversion Rate in effect on any Conversion Date.
The Company shall make these calculations in good faith and in a commercially reasonable manner, and, absent manifest error, such calculations will be final and binding on the Trustee, the Paying Agent, the Conversion Agent and the Holders. The Company shall provide to each of the Trustee, the Paying Agent and the Conversion Agent a schedule of its calculations, and each of the Trustee, the Paying Agent and the Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder upon the request of such Holder.

All calculations shall be made to the nearest cent or to the nearest 1/10,000th of a share of the Common Stock.

The Trustee, the Paying Agent and the Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Trustee, the Paying Agent and the Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of the Common Stock or cash in lieu of fractional shares of the Common Stock that may at any time be issued or delivered upon the conversion of any Series 2026A Note, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Series 2026A Note; and the Trustee, the Paying Agent and the Conversion Agent make no representations with respect thereto. None of the Trustee, the Paying Agent or the Conversion Agent shall be responsible for any failure by the Company to issue, transfer or deliver any shares of the Common Stock, Reference Property or other securities or property or cash upon the surrender of any Series 2026A Note for the purpose of conversion as required hereunder.

SECTION 1.12.    Securities and Exchange Commission and Other Reports.
(a)    The Company shall file with the Trustee within 15 calendar days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 (or any successor rule) under the Exchange Act, and excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 1.12(a) at the time such document is filed via the EDGAR system (or any successor thereto).

(b)    Delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

The provisions of this Section 1.12 shall be for the sole benefit of the Series 2026A Notes and the provisions of Section 1.12(a) above shall expire when the restrictive legend on the Series 2026A Notes specified in Section 1.06(d) hereof has been removed.

SECTION 1.13.    Delivery of Certain Information. If, at any time, the Company is not subject to the reporting requirements of the Exchange Act, the Company shall, so long as any of the Series 2026A Notes or any shares of the Common Stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon the request of any Holder, beneficial owner or prospective purchaser of the Series 2026A Notes or any shares of the Common Stock issuable upon the conversion of the Series 2026A Notes, promptly furnish to such Holder, beneficial owner or prospective purchaser the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of the Series 2026A Notes or such shares of the Common Stock pursuant to Rule 144A, as such rule may be amended from time to time. The Company will take such further action as any Holder or beneficial owner of such Series 2026A Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Series 2026A Notes or shares of the Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.
The provisions of this Section 1.13 shall be for the sole benefit of the Series 2026A Notes.

SECTION 1.14.    Additional Interest.
(a)    Subject to Section 1.09(e) and Section 1.14(c) hereof, if, at any time during the six-month period beginning on, and including, the date that is six months after the Last Original Issue Date, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than Current Reports on Form 8-K), or the Series 2026A Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were Affiliates of the Company at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. federal securities laws or the terms hereof or the Series 2026A Notes), the Company shall pay Additional Interest on the Series 2026A Notes. Additional Interest will accrue on the Series 2026A Notes at the rate of (i) 0.25% per annum of the principal amount of the Series 2026A Notes outstanding for each day during the first 90 calendar days of such period for which the Company’s failure to file has occurred and is continuing or the Series 2026A Notes are not otherwise freely tradable as described above by Holders other than the Company’s Affiliates or Holders that were Affiliates of the Company at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. federal securities laws or the terms hereof or the Series 2026A Notes), and (ii) 0.50% per annum of the principal amount of the Series 2026A Notes outstanding for each day after the first 90 calendar days of such period for which the Company’s failure to file has occurred and is continuing or the Series 2026A Notes are not otherwise freely tradable as described above by Holders other than the Company’s Affiliates or Holders that were Affiliates of the Company at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. federal securities laws or the terms hereof or the Series 2026A Notes).

(b)    Subject to Section 1.09(e) and Section 1.14(c) hereof, if, and for so long as, the restrictive legend on the Series 2026A Notes specified in Section 1.06(d) hereof has not been removed (or deemed removed), the Series 2026A Notes are assigned a restricted CUSIP number or the Series 2026A Notes are not otherwise freely tradable as described in Section 1.14(a) hereof by Holders other than the Company’s Affiliates or Holders that were Affiliates of the Company at any time during the three months immediately preceding (without restrictions pursuant to U.S. federal securities laws or the terms hereof or the Series 2026A Notes) as of the 385th calendar day after the Last Original Issue Date, the Company shall pay Additional Interest on the Series 2026A Notes at a rate equal to (i) 0.25% per annum of the principal amount of

Series 2026A Notes outstanding for the first 90 calendar days after such 385th calendar day until the restrictive legend on the Series 2026A Notes specified in Section 1.06(d) hereof has been removed (or deemed removed), the Series 2026A Notes are assigned an unrestricted CUSIP number and the Series 2026A Notes are freely tradable as described in Section 1.14(a) hereof by Holders other than the Company’s Affiliates or Holders that were Affiliates of the Company at any time during the three months preceding (without restrictions pursuant to U.S. federal securities laws or the terms hereof or the Series 2026A Notes), and (ii) 0.50% per annum of the principal amount of Series 2026A Notes outstanding after the first 90 calendar days after such 385th calendar day until the restrictive legend on the Series 2026A Notes specified in Section 1.06(d) hereof has been removed (or deemed removed), the Series 2026A Notes are assigned an unrestricted CUSIP number and the Series 2026A Notes are freely tradable as described in Section 1.14(a) hereof by Holders other than the Company’s Affiliates or Holders that were Affiliates of the Company at any time during the three months preceding (without restrictions pursuant to U.S. federal securities laws or the terms hereof or the Series 2026A Notes); provided, however, that no Additional Interest shall accrue or be owed on a Series 2026A Note until the fifth Business Day following written notification to the Company by the Trustee at the written direction of any Holder or by any Holder or beneficial owner of Series 2026A Notes requesting that the Company comply with its obligation to pay such Additional Interest (which notice may be given at any time after the 330th day after the last original issuance of the Series 2026A Notes), it being understood and agreed that in no event shall Additional Interest accrue or be owed for any period prior to the 385th day after the last original issuance of the Series 2026A Notes. For the avoidance of doubt, absent the receipt of such written direction from a Holder the Trustee shall have no duty to send such written notification to the Company. The restrictive legend on the Series 2026A Notes shall be deemed removed pursuant to the terms hereof upon notice by the Company to the Trustee and delivery of the documents required hereby, and, at such time, the Series 2026A Notes will be automatically assigned an unrestricted CUSIP. However, for the avoidance of doubt, for Series 2026A Notes that are not Certificated Notes, the Series 2026A Notes shall continue to bear Additional Interest pursuant to this Section 1.14(b) until such time as such Series 2026A Notes are identified by an unrestricted CUSIP in the facilities of the Depositary as a result of completion of the Depositary’s mandatory exchange process or otherwise.

(c)    Additional Interest, which shall constitute the sole remedy relating to the failure to comply with the Company’s obligations under this Section 1.14, shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Series 2026A Notes and shall be in addition to any Additional Interest that may accrue at the Company’s election pursuant to Section 1.09(e) hereof; provided that in no event shall Additional Interest accrue on any day (taking into consideration any Additional Interest payable as described in Section 1.09(e), Section 1.14(a) and Section 1.14(b) hereof) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(d)    If Additional Interest is payable by the Company pursuant to Section 1.09(e), Section 1.14(a) or Section 1.14(b) hereof, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such an Officers’ Certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

SECTION 1.15.    Cancellation. Solely with respect to the Series 2026A Notes, Section 303 of the Original Indenture is amended and restated in its entirety as follows: “The Company shall cause all Series 2026A Notes surrendered for payment, purchase, registration of transfer or exchange or conversion (other than any Series 2026A Notes exchanged pursuant to Section 2.09 of the First Supplemental Indenture), if surrendered to any Person other than the Trustee (including the Company’s agents, subsidiaries or Affiliates), to be delivered to the Trustee for cancellation. All such Series 2026A Notes delivered to the Trustee shall be promptly cancelled by the Trustee. Except for Series 2026A Notes surrendered for transfer or exchange, no Series 2026A Notes shall be authenticated in exchange for any Series 2026A Notes cancelled as provided in this Section 1.15. All cancelled Series 2026A Notes held by the Trustee shall be disposed of in accordance with a Company Order and the Trustee shall upon written request promptly deliver a certificate of disposition to the Company. The Company will cause any Series 2026A Notes purchased by the Company or its Affiliates (other than Series 2026A Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, and such Series 2026A Notes will no longer be Outstanding under the Indenture upon their purchase.”
ARTICLE 2

CONVERSIONS
SECTION 2.01.    Conversion Privilege and Consideration.
(a)    Subject to compliance with the provisions of this First Supplemental Indenture, a Holder shall have the right, at such Holder’s option, to convert the principal amount of its Series 2026A Notes, or any portion of such principal amount that is equal to $1,000 or an integral multiple thereof, (x) prior to the Close of Business on the Business Day immediately preceding September 15, 2027, only upon satisfaction of one or more conditions described in Section 2.01(b) hereof, and (y) on or after September 15, 2027, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Stated Maturity regardless of the conditions set forth in Section 2.01(b) hereof, in each case, based on the then applicable Conversion Rate per $1,000 principal amount of Series 2026A Notes (subject to the settlement provisions of Section 2.03 hereof, the “Conversion Obligation”).

(b)    (i) Prior to the Close of Business on the Business Day immediately preceding September 15, 2027, a Holder may surrender all or any portion of its Series 2026A Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending September 30, 2026 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least twenty Trading Days (whether or not consecutive) during the period of thirty consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price in effect on each applicable Trading Day, as determined by the Company. If the conditions of this Section 2.01(b)(i) have been met, the Company shall notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee).

(ii)    Prior to the Close of Business on the Business Day immediately preceding September 15, 2027, a Holder may surrender all or any portion of its Series 2026A Notes for conversion during the five Business Day period after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Series

2026A Notes, as determined by the Company following a request by a Holder in accordance with the procedures set forth in this Section 2.01(b)(ii), for each Trading Day of such Measurement Period was less than 98% of the product of (x) the Last Reported Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate in effect on such Trading Day. The Trading Price shall be determined by the Bid Solicitation Agent pursuant to this Section 2.01(b)(ii) and the definition of “Trading Price” set forth in Section 1.02 hereof. If not then acting as the Bid Solicitation Agent, the Company shall provide notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each. If the Company is not acting as the Bid Solicitation Agent, the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Series 2026A Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as the Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder or Holders of at least $5,000,000 in principal amount of the Series 2026A Notes provides the Company with a written request and reasonable evidence that the Trading Price per $1,000 principal amount of Series 2026A Notes would be less than 98% of the product of (x) the Last Reported Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate in effect on such Trading Day. If a Holder or Holders of at least $5,000,000 in principal amount of the Series 2026A Notes provides the Company with such written request and evidence, the Company shall instruct the Bid Solicitation Agent to (or, if the Company is acting as the Bid Solicitation Agent, the Company shall) determine the Trading Price per $1,000 principal amount of the Series 2026A Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Series 2026A Notes for a Trading Day is greater than or equal to 98% of the product of (x) the Last Reported Sale Price of the Common Stock on such Trading Day and (y) the applicable Conversion Rate in effect on such Trading Day. If the condition to conversion set forth in this Section 2.01(b)(ii) has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing on or within one Business Day of such Trading Day. Any such conclusion shall be conclusive absent manifest error. If, at any time after the condition to conversion set forth in this Section 2.01(b)(ii) has been met, the condition to conversion set forth in this Section 2.01(b)(ii) ceases to be met, the Company will so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing on or within one Business Day of the first Trading Day on which such condition ceases to be met and thereafter neither the Company nor the Bid Solicitation Agent (if other than the Company) shall be required to solicit bids again unless a new Holder request is made in accordance with the provisions of this Section 2.01(b)(ii).

(iii)    If prior to the Close of Business on the Business Day immediately preceding September 15, 2027, the Company (x) issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than in connection with a stockholder rights plan prior to the separation of such rights from the Common Stock) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or (y) distributes to all or substantially all holders of the Common Stock the Company’s assets, securities or rights to purchase the Company’s securities (other than in connection with a stockholder rights plan prior to the separation of such rights from the Common Stock), which distribution has a per share value, as reasonably determined by the Board of

Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement of such distribution, then, in either case, the Company must deliver written notice of such issuance or distribution, and of the Ex-Dividend Date for such issuance or distribution, to the Trustee, the Conversion Agent and the Holders at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or relevant triggering event has occurred or will occur). After the Company has delivered such written notice, Holders may surrender all or any portion of their Series 2026A Notes for conversion at any time until the earlier of (a) the Close of Business on the Business Day immediately preceding such Ex-Dividend Date and (b) the Company’s announcement that such issuance or distribution will not take place, even if the Series 2026A Notes are not otherwise convertible at such time. No Holder may convert any of its Series 2026A Notes pursuant to the conditions set forth in this Section 2.01(b)(iii) if such Holder otherwise participates (as a result of holding the Series 2026A Notes, and at the same time and upon the same terms as the holders of the Common Stock participate), in any of the transactions described in this Section 2.01(b)(iii) as of such Holder held, for each $1,000 in principal amount of Series 2026A Notes held, a number of shares of Common Stock equal to the Conversion Rate, without having to convert its Series 2026A Notes.
(iv)    If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs at any time prior to the Close of Business on the Business Day immediately preceding September 15, 2027, regardless of whether a Holder has the right to require the Company to repurchase its Series 2026A Notes pursuant to Article 3 hereof, or if the Company is a party consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company’s assets (other than a transaction that is solely for the purpose of changing the Company’s jurisdiction of organization that (x) does not constitute a Fundamental Change or a Make-Whole Fundamental Change and (y) results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity and such common stock becomes Reference Property for the Series 2026A Notes) that occurs at any time prior to the close of business on the Business Day immediately preceding September 15, 2027, in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets, all or any portion of a Holder’s Series 2026A Notes may be surrendered for conversion at any time from or after the effective date of such transaction until the earlier of (i) 35 Trading Days after the effective date of such transaction (or, if the Company gives notice after the effective date of such transaction, 35 Trading Days after the date the Company gives written notice of such transaction) or, if such transaction also constitutes a Fundamental Change (other than an Excluded Fundamental Change with respect to which the Company does not offer to repurchase any Series 2026A Notes), until the related Fundamental Change Purchase Date, or (ii) the close of business on the second Scheduled Trading Day immediately preceding the Stated Maturity. The Company shall notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such transaction as promptly as practicable but in any event no later than two Business Days after the effective date of such transaction.

SECTION 2.02.    Conversion Procedure.
(a)    To convert a Series 2026A Note or portion thereof, a Holder or beneficial owner, as the case may be, must (i) in the case of a Global Security, (a) comply with the procedures of the Depositary then in effect for converting a beneficial interest in a Global

Security and (b) if applicable, pay all funds required under Section 2.02(g) and Section 2.02(h) below, and (ii) in the case of a Certificated Note or Series 2026A Notes not accepted on the Depositary’s conversion platform, (a) complete and manually sign the Form of Notice of Conversion attached to this First Supplemental Indenture and such Certificated Note (a “Notice of Conversion”) or a facsimile of the Notice of Conversion, with the appropriate signature guarantees, (b) deliver the Notice of Conversion, which is irrevocable, and the Certificated Note to the Conversion Agent, (c) if required, furnish appropriate endorsements and transfer documents, (d) if applicable, pay all funds required under Section 2.02(h) below, and (e) if applicable, pay all funds required under Section 2.02(g) below.
(b)    A Series 2026A Note shall be deemed to have been converted at the Close of Business on the first Business Day (the “Conversion Date”) on which (i) the Holder thereof satisfies all of the requirements set forth in Section 2.02(a) hereof with respect to such Series 2026A Note and (ii) the conversion of such Series 2026A Note is not otherwise prohibited by Section 3.04(a) hereof.
(c)    If the last day on which a Series 2026A Note may be converted is not a Business Day, the Series 2026A Note may be surrendered on the immediately following day that is a Business Day. Upon the conversion of a Series 2026A Note, the Conversion Agent, as promptly as practicable, and in no event later than one Business Day immediately following the Conversion Date for the Series 2026A Note, will provide the Company with notice of the conversion of the Series 2026A Note, and the Company, as promptly as practicable, and in no event later than two Business Days after such Conversion Date, will notify in writing the Trustee, if other than the Conversion Agent, of the conversion of the Series 2026A Note.
(d)    If a Holder converts the entire principal amount of a Series 2026A Note, such Person will no longer be a Holder of such Series 2026A Note, except that (i) such Holder shall have the right hereunder to receive the consideration due upon conversion and (ii) if the relevant Conversion Date occurred between a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Holder of record of such Series 2026A Note on the Regular Record Date shall have the right to receive the related interest payment on such Interest Payment Date.
(e)    If a Holder surrenders only a portion of a Certificated Note for conversion, promptly after the Conversion Date for such portion, the Company shall execute and the Trustee shall upon receipt of a Company Order authenticate and deliver to such Holder, a new Certificated Note in an authorized denomination equal to the aggregate principal amount of the unconverted portion of the surrendered Series 2026A Note. Upon the conversion of an interest in a Global Security, the Trustee shall promptly make a notation on the “Schedule of Exchanges of Notes” of such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing upon any conversion of a Series 2026A Note effected through any Conversion Agent other than the Trustee.
(f)    If any shares of Common Stock are to be delivered upon conversion, a converting Holder (or its designee) shall be treated as the holder of record of such shares of Common Stock as of the last Trading Day of the relevant Observation Period.
(g)    Notwithstanding Section 2.03(c) hereof, if a Holder converts its Series 2026A Note after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, the Holder of such Series 2026A Note at the Close of Business on such Regular Record Date shall receive, on such Interest Payment Date, the interest payment payable on such Series 2026A Note on such Interest Payment Date but the Series 2026A Notes surrendered for conversion during such period must be accompanied by funds equal to the amount of interest payable on such Series 2026A Note on the corresponding Interest Payment Date; provided, however, that no such payment need be made: (i) for conversions after the Close of Business on the Regular Record Date immediately preceding the Stated Maturity, (ii) if the Company has specified a Fundamental Change Purchase Date that is after such Regular Record Date and on or prior to such corresponding Interest Payment Date and such Series 2026A Note is surrendered for conversion after such Regular Record Date and on or prior to such corresponding Interest Payment Date, or (iii) to the extent of any defaulted interest, if any defaulted interest exists at the time of conversion with respect to such Series 2026A Note. Therefore, for the avoidance of doubt, all record Holders on the Regular Record Date immediately preceding the Stated Maturity or any Fundamental Change Purchase Date as described in clause (ii) above, will, in each case, receive the full interest payment due at the Stated Maturity or other applicable Interest Payment Date, as the case may be, in cash regardless of whether their Series 2026A Notes have been converted following such Regular Record Date.
(h)    If a Holder converts a Series 2026A Note, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon such conversion; provided that if such tax is due because such converting Holder requested that such shares of Common Stock be issued in a name other than such Holder’s name, such Holder shall pay such tax.

SECTION 2.03.    Settlement Upon Conversion.
(a)    Subject to and except as provided in this Section 2.03, Section 2.06(a) or Section 2.07(e) hereof, upon conversion of any Series 2026A Note, the Company shall satisfy its Conversion Obligation by paying to the converting Holder in cash the Principal Portion of the Series 2026A Note being converted and paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, to the converting Holder in respect of the remainder, if any, of the Conversion Obligation in excess of the aggregate principal amount of Series 2026A Notes being converted. Pursuant to the foregoing sentence, the Company shall pay (and deliver, if applicable) to the converting Holder in respect of each $1,000 principal amount of Series 2026A Notes being converted, a settlement amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the relevant Observation Period.
(1)    The Company shall not issue any fractional shares of Common Stock upon conversion of the Series 2026A Notes and shall instead pay cash in lieu of any fractional shares of Common Stock issuable upon conversion based on the Daily VWAP on the last Trading Day of the relevant Observation Period.
(2)    Except as set forth in Section 2.06 and Section 2.07 hereof, the Company shall pay (and deliver, if applicable) the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the last Trading Day of the relevant Observation Period.
(3)    All conversions for which the relevant Conversion Date occurs on or after September 15, 2027 shall be settled using the same Cash Percentage.

(4)    Except for any conversions for which the relevant Conversion Date occurs on or after September 15, 2027, the Company shall use the same Cash Percentage for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Cash Percentage with respect to conversions with different Conversion Dates.
(5)    If, in respect of any Conversion Date (or the period described in the fourth immediately succeeding set of parentheses, as the case may be), the Company elects a Cash Percentage, the Company shall deliver a written notice (the “Settlement Notice”) of the Cash Percentage so elected in respect of such Conversion Date (or such period, as the case may be) to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the Close of Business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring on or after September 15, 2027, no later than the Close of Business on the Business Day immediately preceding September 15, 2027), and the Company shall indicate in such notice the percentage (the “Cash Percentage”) of the excess, if any, of the Daily Conversion Value over the Daily Principal Portion of the Series 2026A Notes being converted that will be paid in cash, if any. If the Company does not timely elect a Cash Percentage prior to the deadline set forth in the immediately preceding sentence, the Company shall be deemed to have elected a Cash Percentage of 0%, and the Company shall settle such excess with delivery of shares of Common Stock.
(b)    If a Holder surrenders more than one Series 2026A Note for conversion on a single Conversion Date, the Conversion Obligation with respect to such Series 2026A Notes shall be computed on the basis of the aggregate principal amount of the Series 2026A Notes (or specified portions thereof to the extent permitted thereby) so surrendered by such Holder.
(c)    If a Holder converts a Series 2026A Note, except as set forth in Section 2.02(g) hereof, (i) such Holder shall not receive any separate cash payment (in addition to the Conversion Obligation) for accrued and unpaid interest, if any, on such Series 2026A Note and (ii) the Company’s payment and delivery, as the case may be, to such converting Holder of the Conversion Obligation shall be deemed to satisfy in full the Company’s obligation to pay to such Holder (A) the principal amount of such converted Series 2026A Note and (B) accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, subject to Section 2.02(g) hereof, accrued and unpaid interest, if any, on a converted Series 2026A Note to but, excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Series 2026A Notes, accrued and unpaid interest, if any, will be deemed to be paid first out of the cash paid upon such conversion.
SECTION 2.04.    Covenants Relating to Underlying Common Stock.
(a)    The Company covenants that (i) any shares of Common Stock delivered upon conversion of the Series 2026A Notes shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and shall be free of any lien or adverse claim or from any taxes or charges with respect to the issue thereof, and (ii) the Holders of such shares of Common Stock will have no obligation to make any further payments for the purchase of such shares of Common Stock or contributions to the Company solely by reason of their ownership of such shares of Common Stock.
(b)    In addition, the Company will cause any such shares of Common Stock to be listed on any stock exchange on which the Common Stock is then listed (if any) and will comply with any securities exchange rules applicable to the Series 2026A Notes and/or the shares of Common Stock issuable upon conversion of the Series 2026A Notes.
SECTION 2.05.    Adjustments to the Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as described in this Section 2.05, except that the Company shall not make any adjustments to the Conversion Rate for any Holder that participates (as a result of holding the Series 2026A Notes, and at the same time and upon the same terms as the holders of Common Stock participate) in any of the transactions described below as if such Holder held, for each $1,000 principal amount of Series 2026A Notes held, a number of shares of Common Stock equal to the Conversion Rate, without having to convert its Series 2026A Notes.
(a)    Dividends, Distributions, Splits and Combinations. If the Ex-Dividend Date occurs for any issuance by the Company of solely shares of Common Stock as a dividend or distribution on all or substantially all of the Common Stock, or if the Company effects a share split or a share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0
where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as the case may be;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date, as the case may be; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustment made under this Section 2.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution or the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 2.05(a) is declared but not so paid or made, then the Conversion Rate shall immediately be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect had such dividend or distribution not been declared or announced. The “effective date,” with respect to a share split or share combination, means the first date on which shares of the Common Stock trade in the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
(b)    Adjustment for Rights Issue. If the Ex-Dividend Date occurs for any issuance by the Company to all or substantially all holders of Common Stock of any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling the holders of such rights, options or warrants for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase shares of Common Stock, at a price per share of Common Stock less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;
CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such issuance;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=	the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants divided by (ii) the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any adjustment made under this Section 2.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, as of the date of such expiration, to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If no such rights, options or warrants are so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall immediately be readjusted, as of the scheduled issuance date, to equal the Conversion Rate that would then be in effect had the relevant adjustment pursuant to this Section 2.05(b) not occurred.
For purposes of this Section 2.05(b) and for purposes of Section 2.01(b)(iii)(x) hereof, in determining whether any rights, options or warrants entitle the holders of shares of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share of the Common Stock less than the average of the Last Reported Sale Prices of the Common Stock for each Trading Day in the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration that the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.
(c)    Other Distributions.
(1)    If the Ex-Dividend Date occurs for a distribution by the Company of shares of its Capital Stock, evidences of its indebtedness, other assets or property of the

Company or rights, options or warrants to acquire shares of its Capital Stock or other securities to all or substantially all holders of Common Stock, excluding (A) dividends or distributions (including share splits) described in Section 2.05(a) hereof; (B) dividends or distributions of rights, options or warrants described in Section 2.05(b) hereof; (C) dividends or distributions paid exclusively in cash described in Section 2.05(d) hereof; and (D) Spin-Offs described in Section 2.05(c)(2) hereof (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire shares of Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV	=	the fair market value, as determined by the Board of Directors, of the Distributed Property distributed with respect to each outstanding share of the Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined in this Section 2.05(c)(1)) is equal to or greater than “SP0” (as defined in this Section 2.05(c)(1)), in lieu of the foregoing adjustment, each Holder shall receive, for each $1,000 principal amount of Series 2026A Notes held, at the same time and upon the same terms as holders of Common Stock, the amount and kind of Distributed Property that such Holder would have received as if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such distribution.
Any adjustment made under this Section 2.05(c)(1) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, or if any rights, options or warrants are not exercised before their expiration date, the Conversion Rate shall be readjusted, as of the date the Board of Directors determines not to make or pay such distribution or as of such expiration date, as the case may be, to be the Conversion Rate that would then be in effect had such distribution not been declared or to the extent such rights, options or warrants are not exercised, as applicable.
(2)    With respect to an adjustment pursuant to this Section 2.05(c), if the relevant dividend or other distribution consists of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company that are listed for trading or quoted (or will be listed or quoted upon consummation of the spin-off) on a U.S. national or regional securities exchange or a reasonably comparable (as determined by the Board of Directors) non-U.S. equivalent (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where:

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;
CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;
FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed with respect to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.02 hereof as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten consecutive Trading Day period immediately following, but excluding, the effective date for the Spin-Off (such period, the “Valuation Period”); and
MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Any adjustment made pursuant to this Section 2.05(c)(2) shall become effective at the Close of Business on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Series 2026A Notes, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the reference to “ten” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day.
(d)    Adjustment for Cash Distributions. If the Ex-Dividend Date occurs for any cash dividend or distribution by the Company to all or substantially all holders of the outstanding shares of Common Stock (other than a regular quarterly cash distribution that does not exceed the Distribution Threshold), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0 - T
SP0 - C
where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;
CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;
SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;
T	=	the Distribution Threshold; provided that if the dividend or distribution is not a regular quarterly cash distribution, then the Distribution Threshold will be deemed to be zero; and
C	=	the amount in cash per share of the Common Stock that the Company pays or distributes to holders of the Common Stock.

If “C” (as defined in this Section 2.05(d)) is equal to or greater than “SP0” (as defined in this Section 2.05(d)), in lieu of the foregoing adjustment, each Holder shall receive, for each $1,000 principal amount of Series 2026A Notes held, at the same time and upon the same terms as holders of the Common Stock, the amount of cash such Holder would have received if such

Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such dividend or distribution.
Any adjustment made under this Section 2.05(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be readjusted, as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect had the related Ex-Dividend Date not occurred.

(e)    Adjustment for Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment to holders of the Common Stock in respect of a tender offer or exchange offer for the Common Stock (other than (x) distributions paid exclusively in cash for which an adjustment is made pursuant to Section 2.05(d) hereof, or (y) an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period (the “Averaging Period”) commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1
where:

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last day of the Averaging Period;
CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last day of the Averaging Period;
AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of the Common Stock purchased in such tender or exchange offer;
OS0	=	the number of shares of the Common Stock outstanding immediately prior to the expiration time of such tender or exchange offer (prior to giving effect to the purchase of all shares of the Common Stock accepted for purchase or exchange in such tender offer or exchange offer);
OS1	=	the number of shares of the Common Stock outstanding immediately after the expiration time of such tender or exchange offer (after giving effect to the purchase of all shares of the Common Stock accepted for purchase or exchange in such tender or exchange offer); and
SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the Averaging Period.

The adjustment to the Conversion Rate under this Section 2.05(e) will be given effect at the Close of Business on the last day of the Averaging Period; provided that in respect of any conversion of Series 2026A Notes, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Averaging Period, references to “ten” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date of such tender or exchange offer to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day.

If the Company is obligated to purchase shares of the Common Stock pursuant to any such tender or exchange offer described in this Section 2.05(e) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable Conversion Rate will be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.

(f)    [Reserved]

(g)    Other Adjustments. Whenever any provision of this First Supplemental Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAP, the Daily Conversion Values or the Daily Net Settlement Amount over a span of multiple days (including without limitation an Observation Period and, if applicable, the period for determining the Share Price for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments in good faith and in a commercially reasonable manner to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Value or the Daily Net Settlement Amounts are to be calculated.

(h)    Stockholder Rights Plans. To the extent that the Company has a stockholder rights plan in effect at the time a Holder converts any Series 2026A Notes, the Holder will receive on the applicable conversion settlement date, in addition to any shares of Common Stock the Company delivers in connection with such conversion, the rights under the stockholder rights plan. However, if the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan prior to such Conversion Date, the Conversion Rate will be adjusted at the time of separation as if the Company had distributed to all of the holders of the Common Stock, the Company’s shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 2.05(c) hereof; provided that such adjustment shall be subject to readjustment upon the expiration, termination or redemption of such separated rights in accordance with Section 2.05(c) hereof.

(i)    No Adjustments. Except as stated herein, the Company will not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. In addition, notwithstanding the foregoing, the Conversion Rate will not be adjusted (i) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of distributions or interest payable on the Company’s securities and the investment of additional optional amounts in the Common Stock under any plan, including, without limitation, the Southern Investment Plan; (ii) upon the issuance of any shares of the Common Stock, stock units or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries; (iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (ii) and outstanding as of the date the Series 2026A Notes were first issued; (iv) solely for a change in the par value of the Common Stock or a change in the Company’s jurisdiction of incorporation; (v) for a third party tender offer or exchange offer by any party other than a tender offer or exchange offer by one or more of the Company’s Subsidiaries; (vi) upon the repurchase of any shares of the Common Stock pursuant to an open-market share repurchase program or other buy-

back transaction, including structured or derivative transactions, that is not a tender offer or exchange offer of the nature described under clause (e) of Section 2.05 hereof; or (vii) for accrued and unpaid interest, if any.

Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made (i) upon the occurrence of the effective date for any Make-Whole Fundamental Change, (ii) prior to the Close of Business on the Conversion Date, (iii) prior to the Close of Business on any other date on which the Conversion Rate is referred to for purposes of determining the consideration deliverable upon settlement of a Series 2026A Note, and (iv) on September 15, 2027. In addition, the Company shall not account for such deferrals when determining what number of shares of Common Stock a Holder would have held on a given day had it converted its Series 2026A Notes.

(j)    Voluntary Increases. In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 2.05, and to the extent permitted by applicable law and any applicable securities exchange rules, from time to time, the Company may (but is not required to) increase the Conversion Rate of the Series 2026A Notes by any amount for a period of at least 20 Business Days (i) if the Board of Directors determines that such increase would be in the best interest of the Company or (ii) to avoid or diminish income tax to holders of the Common Stock or rights to purchase shares of the Common Stock in connection with a dividend or distribution of Common Stock (or rights to acquire Common Stock) or a similar event. The Company will give the Trustee, the Conversion Agent and the Holders at least 15 calendar days’ written notice of any such increase.

(k)    No Adjustments Resulting in Decrease. If the application of the foregoing formulas in clauses (a), (b), (c), (d) and (e) of this Section 2.05 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a share combination pursuant to clause (a) of this Section 2.05 or the reversal of an increase to the Conversion Rate where the relevant event did not occur, as expressly specified in this First Supplemental Indenture).

(l)    [Reserved]

(m)    Notice of Adjustments. Whenever the Conversion Rate is adjusted as herein provided, the Company will deliver to the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate, detailing the calculation of the Conversion Rate and describing the facts upon which the adjustment is based upon which such Officers’ Certificate the Trustee may conclusively rely. Unless and until a Responsible Officer shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Neither the Trustee nor Conversion Agent shall be responsible for, and shall not make any representation as to the validity or value of, any shares of the Common Stock, securities or assets issued upon settlement of the Series 2026A Notes or as to the accuracy of any calculation made hereunder. Promptly after delivery of such Officers’ Certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Security Register.

Failure to deliver such notice shall not affect the legality or validity of any such adjustment. In addition, the Company will issue a press release containing the relevant information or make such information available on the Company’s website.

SECTION 2.06.    Effect of Reclassification, Consolidation, Merger or Sale.
(a)    In the case of:
(1)    any recapitalization, reclassification or change of the Common Stock (other than a change in par value or from par value to no par value, or other than changes resulting from a subdivision or combination);
(2)    any consolidation, merger, combination or similar transaction involving the Company;
(3)    any sale, lease or other transfer to a third party of substantially all of the consolidated assets of the Company and its Subsidiaries; or
(4)    any statutory share exchange,
in each case, as a result of which shares of the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event” and any such stock, other securities or other property or assets, “Reference Property,” and the amount of Reference Property that a holder of one share of Common Stock immediately prior to such Share Exchange Event would have been entitled to receive upon the occurrence of such Share Exchange Event, a “Reference Property Unit”), then the Company or the successor or purchasing company, as the case may be, shall execute a supplemental indenture in form satisfactory to the Trustee and without the consent of the Holders of the Series 2026A Notes providing that, at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Series 2026A Notes shall be changed into a right to convert such principal amount of Series 2026A Notes into the number of Reference Property Units that a holder of a number shares of the Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive upon such Share Exchange Event. However, at and after the effective time of the Share Exchange Event, (i) the amount otherwise payable in cash upon conversion of the Series 2026A Notes in accordance with Section 2.03 hereof shall continue to be payable in cash; (ii) the Company (or its successor) shall continue to have the right to elect to determine the Cash Percentage and form of consideration to be paid or delivered, as the case may be, in respect of the remainder, if any, of its Conversion Obligation in excess of the principal amount of the Series 2026A Notes being converted in accordance with Section 2.03 hereof; (iii) the number of shares of Common Stock, if any, otherwise deliverable by the Company upon conversion of the Series 2026A Notes in accordance with Section 2.03 above shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of the Common Stock would have received in such Share Exchange Event; and (iv) the Daily VWAP and Last Reported Sale Price shall be calculated based on the value of a Reference Property Unit.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, or represent solely the right to receive, more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property shall be deemed to be the weighted average, per share of the Common Stock, of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election, and (ii) the Reference Property Unit for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of the Common Stock. The Company shall notify in writing the Holders, the Trustee and the Conversion Agent (if other that the Trustee) of such weighted average as soon as practicable after such determination is made. In connection with any adjustment to the Conversion Rate described above, the Company will also adjust the Distribution Threshold based on the number of shares of stock (or equity securities) comprising the Reference Property and (if applicable) the value of any non-equity consideration comprising the Reference Property. If the Reference Property is composed solely of non-equity consideration, the Distribution Threshold will be zero. Notwithstanding anything to the contrary herein, if the holders of the Common Stock receive only cash in a Share Exchange Event, then for all conversions that occur after the effective date of such Share Exchange Event (i) the consideration due upon conversion of each $1,000 principal amount of Series 2026A Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased as described in Section 2.07), multiplied by the price paid per share of the Common Stock in such Share Exchange Event and (ii) the Company will satisfy its Conversion Obligation by paying the cash due upon such conversions to converting Holders no later than the second Business Day immediately following the Conversion Date. For these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).
Such supplemental indenture described in the second immediately preceding paragraph shall provide, to the extent the Reference Property is comprised, in whole or in part, of Common Equity, for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments provided for in this Article 2. If the Reference Property in respect of any Share Exchange Event includes shares of stock, securities or other property or assets of a Person other than the Company or, in the case of a transaction described in Article 8 of the Original Indenture, the successor to the Company, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to purchase their Series 2026A Notes upon a Fundamental Change pursuant to Article 3 hereof, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.
(b)    If the Company executes a supplemental indenture pursuant to this Section 2.06, as promptly as practicable, the Company shall file with the Trustee (and the Conversion Agent if other than the Trustee) an Officers’ Certificate and an Opinion of Counsel briefly describing such Share Exchange Event, the composition of a Reference Property Unit for such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent to such Share Exchange Event hereunder have been complied with. The Company will also issue a press release containing such information and shall make such press release available on its website.

(c)    The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 2.06. None of the foregoing provisions shall affect the right of a Holder to convert its Series 2026A Notes as set forth in Section 2.01 and Section 2.02 hereof prior to the effective date of such Share Exchange Event.
(d)    The provisions of this Section 2.06 shall apply successively to successive Share Exchange Events.
SECTION 2.07.    Adjustment to Conversion Rate upon Certain Transactions.
(a)    If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Series 2026A Notes in connection with such Make-Whole Fundamental Change, the Company shall, in the circumstances described in this Section 2.07, increase the Conversion Rate for such Series 2026A Notes by the number of additional shares of Common Stock (the “Additional Shares”) determined under this Section 2.07. For the purposes of this Section 2.07, a conversion of Series 2026A Notes shall be deemed to be “in connection with” such Make-Whole Fundamental Change if the Notice of Conversion of such Series 2026A Notes is received by the Conversion Agent from, and including, the date on which such Make-Whole Fundamental Change occurs or becomes effective (such date, the “Make-Whole Fundamental Change Effective Date”) and up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of an Excluded Fundamental Change with respect to which the Company does not offer to repurchase any Series 2026A Notes or a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Make-Whole Fundamental Change Effective Date).
The Company shall notify the Trustee, the Conversion Agent and the Holders of the Make-Whole Fundamental Change Effective Date and issue a press release (or may file or furnish a Form 8-K in lieu of a press release) announcing the Make-Whole Fundamental Change Effective Date no later than five Business Days after such Make-Whole Fundamental Change Effective Date.
(b)    The number of Additional Shares, if any, by which the Conversion Rate shall be increased for any Series 2026A Notes converted in connection with a Make-Whole Fundamental Change shall be determined by reference to the table in clause (d) below, based on the relevant Make-Whole Fundamental Change Effective Date and the Share Price paid (or deemed paid) per share of the Common Stock in the Fundamental Change.
(c)    The Share Prices set forth in the column headings of the table in clause (d) below shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 2.05 hereof. The adjusted Share Prices shall equal the Share Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate in effect immediately after such adjustment. The number of Additional Shares set forth in the table in clause (d) below shall be adjusted at the same time and in the same manner as the Conversion Rate is adjusted pursuant to Section 2.05 hereof.
(d)    The following table sets forth the Share Prices, the Make-Whole Fundamental Change Effective Dates and the number of Additional Shares, if any, by which the

Conversion Rate will be increased for a Holder that converts its Series 2026A Notes in connection with a Make-Whole Fundamental Change having such Make-Whole Fundamental Change Effective Date and Share Price:

Make-Whole Fundamental Change Effective Date	Share Price
	$92.94	$95.00	$97.00	$100.00	$102.00	$104.56	$110.00	$115.00	$120.00	$125.00	$130.00	$140.00
August 6, 2026	1.1955	1.0325	0.8895	0.7015	0.5926	0.4712	0.2715	0.1456	0.0624	0.0144	0.0022	0.0000
December 15, 2026	1.1955	1.0247	0.8766	0.6833	0.5727	0.4508	0.2559	0.1395	0.0624	0.0144	0.0022	0.0000
December 15, 2027	1.1955	0.9622	0.7452	0.4359	0.2398	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

In the event that the exact Share Price or Make-Whole Fundamental Change Effective Date for a Make-Whole Fundamental Change is not set forth in the table above:
(1)    if the Share Price is between two Share Prices listed in the table or the Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates listed in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later Make-Whole Fundamental Change Effective Dates, based on a 365- or 366-day year, as applicable;
(2)    if the Share Price is greater than $140.00 per share of the Common Stock (subject to adjustment in the same manner and at the same time as the Share Prices in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate; and
(3)    if the Share Price is less than $92.94 per share of the Common Stock (subject to adjustment in the same manner and at the same time as the Share Prices in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate.
Notwithstanding anything to the contrary in this Section 2.07, in no event will the Conversion Rate be increased as a result of this Section 2.07 to exceed 10.7596 shares of the Common Stock per $1,000 principal amount of Series 2026A Notes, subject to adjustment at the same time and in the same manner as the Conversion Rate pursuant to Section 2.05 (the “Maximum Conversion Rate”).
(e)    With respect to any Make-Whole Fundamental Change:
(1)    that is described in clause (b) of the definition of Fundamental Change and in which the holders of Common Stock receive only cash in consideration for their shares of Common Stock (a “Cash Merger”), notwithstanding anything to the contrary in Section 2.03 hereof, the Share Price shall be the cash amount paid per share of the Common Stock, and the Company shall satisfy its Conversion Obligation with respect to any Series 2026A Notes converted in connection with such Make-Whole Fundamental Change by delivering to the converting Holder, on the second Business Day immediately following the Conversion Date for such Series 2026A Notes, an amount of cash, for each $1,000 principal amount of Series 2026A Notes converted, equal to the product of (A) the Conversion Rate in effect on such Conversion Date (as increased by any Additional Shares pursuant to this Section 2.07) and (B) the “Share Price” with respect to such Cash Merger; or

(2)    that is not a Cash Merger, (A) the Share Price with respect to such Make-Whole Fundamental Change shall equal the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the related Make-Whole Fundamental Change Effective Date, and (B) for the avoidance of doubt, the Company shall satisfy its Conversion Obligation with respect to any Series 2026A Notes converted in connection with such Make-Whole Fundamental Change in accordance with Section 2.03 hereof, based on the Conversion Rate as increased by any Additional Shares pursuant to this Section 2.07.
SECTION 2.08.    Trustee’s Disclaimer. None of the Trustee, the Security Registrar, the Paying Agent, or the Conversion Agent shall have any duty to determine when an adjustment under this Article 2 should be made, how it should be made or what it should be. None of the Trustee, the Security Registrar, the Paying Agent or the Conversion Agent shall be responsible for determining whether any of a Fundamental Change, a Make-Whole Fundamental Change or a Share Exchange Event shall have occurred. None of the Trustee, the Security Registrar, the Paying Agent or the Conversion Agent shall have any liability for, shall be accountable for, or shall have been deemed to make any representation as to the validity or value (of the kind or amount) of any of the shares of Common Stock or of any Reference Property. None of the Trustee, the Security Registrar, the Paying Agent or the Conversion Agent shall be responsible for (i) any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Series 2026A Note for the purpose of conversion and (ii) the Company’s failure to comply with this Article 2. Neither the Trustee nor the Conversion Agent shall have any duty or be obligated to provide notice of any Share Exchange Event to the Holders or any other party.
None of the Trustee, the Security Registrar, the Paying Agent or the Conversion Agent shall be responsible for calculating the Last Reported Sale Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed herein, in making the same and shall be entitled to presume that no such event has occurred until the Company has delivered to the Trustee an Officers’ Certificate stating that such event has occurred, upon such Officers’ Certificate the Trustee may conclusively rely, and the Company agrees to deliver such Officers’ Certificate to the Trustee and any such agent immediately after the occurrence of any such event.
Without limiting the generality of the foregoing, none of the Trustee, the Security Registrar, the Paying Agent or the Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 2.06 hereof relating either to the kind or amount of shares of stock or securities or other property or assets (including cash) receivable for Holders upon the conversion of their Series 2026A Notes after any Share Exchange Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 601 of the Original Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate and an Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
The Conversion Agent (if other than the Company) shall have the same protection under this Section 2.08 as the Trustee, the Security Registrar and the Paying Agent.

SECTION 2.09    Exchange in Lieu of Conversion.
(a)    When a Holder surrenders its Series 2026A Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent in writing to deliver, on or prior to the Trading Day immediately following the Conversion Date, such Series 2026A Notes to one or more financial institutions designated by the Company (each, a “Designated Financial Institution”) for exchange in lieu of conversion. In order to accept any Series 2026A Notes surrendered for conversion, the Designated Financial Institution(s) must agree to timely pay and deliver, as the case may be, in exchange for such Series 2026A Notes, cash up to the aggregate principal amount of such Series 2026A Notes, and cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder if any, of the Company’s Conversion Obligation in excess of the aggregate principal amount of such Series 2026A Notes that would otherwise be due upon conversion pursuant to Section 2.03 hereof (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, before the close of business on the Trading Day immediately following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder surrendering its Series 2026A Notes for conversion that the Company has made the Exchange Election, and the Company shall notify the Designated Financial Institution(s) of the relevant deadline for delivery of the Conversion Consideration and the type of Conversion Consideration to be paid and delivered, as the case may be.
(b)    Any Series 2026A Notes delivered to the Designated Financial Institution(s) shall remain outstanding, subject to applicable procedures of the Depositary. If the Designated Financial Institution(s) agree(s) to accept any Series 2026A Notes for exchange but does not timely pay and deliver, as the case may be, the related Conversion Consideration, or if such Designated Financial Institution does not accept the Series 2026A Notes for exchange, the Company shall pay and deliver, as the case may be, the relevant Conversion Consideration as, and at the time, required pursuant to the Indenture as if the Company had not made the Exchange Election.
(c)    The Company’s designation of any Designated Financial Institution(s) to which the Series 2026A Notes may be submitted for exchange does not require such Designated Financial Institution(s) to accept any Series 2026A Notes.
ARTICLE 3

FUNDAMENTAL CHANGE PURCHASE RIGHT
SECTION 3.01.    Fundamental Change Permits Holders to Require Company to Purchase Series 2026A Notes.
(a)    If a Fundamental Change (other than an Excluded Fundamental Change) occurs at any time, a Holder shall have the right, at its option, to require the Company to purchase for cash all or any portion of its Series 2026A Notes equal in minimum principal amount to $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) that is specified by the Company in the Fundamental Change Purchase Notice for such Fundamental Change and that is not less than 20 Business Days nor more than 35 Business Days after the relevant Fundamental Change Notice Date, at a price (the “Fundamental Change Purchase Price”) equal to 100% of the principal amount of the Series 2026A Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date; provided, however, that if the Fundamental Change Purchase Date occurs after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, the Company shall pay on such Interest Payment Date the full amount of accrued and unpaid interest, if any, payable on the Series 2026A Notes to be purchased to the Holder of record of such Series 2026A Notes on such Regular Record Date, and the Fundamental Change Purchase Price shall instead be equal to 100% of the principal amount of such Series 2026A Note.
(b)    Notwithstanding the foregoing, the Company shall not be required to offer to purchase, or to purchase, the Series 2026A Notes pursuant to this Article 3 in respect of a Fundamental Change (i) that constitutes a transaction or event described in Section 2.06(a) hereof whose Reference Property consists entirely of cash in U.S. dollars; (ii) pursuant to which, immediately after consummation of such transaction or event, the Series 2026A Notes become convertible into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of Series 2026A Notes that equals or exceeds the Fundamental Change Purchase Price per $1,000 principal amount of Series 2026A Notes (calculated assuming that the same includes the maximum amount of accrued but unpaid interest payable as part of the Fundamental Change Purchase Price for such transaction or event); and (iii) in respect of which the Company timely sends the Fundamental Change Notice as required pursuant to Section 3.02 hereof (any such Fundamental Change, an “Excluded Fundamental Change”).

SECTION 3.02.    Fundamental Change Purchase Right Notice. On or before the 20th calendar day after the occurrence of a Fundamental Change (other than an Excluded Fundamental Change), the Company shall deliver written notice of such Fundamental Change and the resulting purchase right (the “Fundamental Change Notice” and the date of such mailing, the “Fundamental Change Notice Date”) to each Holder, the Trustee, the Conversion Agent and the Paying Agent. Such Fundamental Change Notice shall state:
(a)    the transaction or event causing the relevant Fundamental Change and whether it is a Make-Whole Fundamental Change;
(b)    the effective date of such Fundamental Change;
(c)    the last date on which a Holder may exercise its right to require the Company to purchase such Holder’s Series 2026A Notes under this Article 3;
(d)    the Fundamental Change Purchase Price;
(e)    the Fundamental Change Purchase Date;
(f)    the name and address of the Paying Agent and the Conversion Agent, if applicable;
(g)    the Conversion Rate in effect on the Fundamental Change Notice Date and, if the relevant Fundamental Change constitutes a Make-Whole Fundamental Change, any adjustment that will be made to the Conversion Rate for a Holder that converts its Series 2026A Notes in connection with such Make-Whole Fundamental Change pursuant to Section 2.07 hereof;

(h)    that the Fundamental Change Purchase Price for any Series 2026A Notes as to which a Fundamental Change Purchase Notice has been duly delivered and not withdrawn will be paid on the later of the Fundamental Change Purchase Date and the time of book-entry transfer or delivery of such Series 2026A Notes;
(i)    that payment may be collected only if the Series 2026A Notes to be purchased are surrendered to the Paying Agent;
(j)    the procedures the Holder must follow to exercise its right to require the Company to purchase such Holder’s Series 2026A Notes under this Article 3 and the procedures that a Holder must follow to convert its Series 2026A Note pursuant to Article 2 hereof;
(k)    that any Series 2026A Notes with respect to which a Fundamental Change Purchase Notice has been given may be converted only if such Fundamental Change Purchase Notice is validly withdrawn in accordance with the terms hereof;
(l)    the procedures for withdrawing a Fundamental Change Purchase Notice;
(m)    that unless the Company defaults in making payment of such Fundamental Change Purchase Price on the Series 2026A Notes surrendered for purchase by the Company, interest, if any, on Series 2026A Notes for which a Fundamental Change Purchase Notice has been validly given and not withdrawn will cease to accrue on and after the Fundamental Change Purchase Date;
(n)    the CUSIP, ISIN or other similar numbers, if any, assigned to such Series 2026A Notes; and
(o)    such other information as the Company reasonably determines is appropriate to include therein.
Notwithstanding the foregoing, with respect to any transaction described in Section 3.01(b) hereof, the Fundamental Change Notice shall include only the information set forth in paragraphs (a), (b), (g), (j) (solely with respect to the procedures to be followed to convert the Series 2026A Notes), (n) and (o) of this Section 3.02.

SECTION 3.03.    Fundamental Change Purchase Notice.

(a)    To exercise its purchase right under Section 3.01 hereof upon the occurrence of a Fundamental Change, a Holder or beneficial owner of a Series 2026A Note, as the case may be, must (i) deliver, by the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, the Series 2026A Notes to be purchased, duly endorsed for transfer, together with the duly completed Form of Fundamental Change Purchase Notice on the reverse side of any Series 2026A Note that such Holder is tendering for purchase (such notice, a “Fundamental Change Purchase Notice”) to the Paying Agent if the Series 2026A Notes that such Holder is delivering for purchase are Certificated Notes, or (ii) comply with the Applicable Procedures if the Series 2026A Notes (or portions thereof) being delivered for purchase are Global Securities. The Fundamental Change Purchase Notice must state:
(1)    if the Series 2026A Notes being delivered for purchase are Certificated Notes, the certificate numbers of such Series 2026A Notes;

(2)    the portion of the principal amount of Series 2026A Notes to be purchased, which must be $1,000 or an integral multiple thereof; and
(3)    that such Series 2026A Notes shall be purchased by the Company pursuant to the terms and conditions specified in this Article 3 and in the Series 2026A Notes.
(b)    In the case of Certificated Notes, unless and until the Paying Agent receives a validly endorsed and delivered Fundamental Change Purchase Notice, together with any Series 2026A Notes to which such Fundamental Change Purchase Notice pertains, in a form that conforms with the description contained in such Fundamental Change Purchase Notice in all material aspects, the Holder submitting the Series 2026A Notes shall not be entitled to receive the Fundamental Change Purchase Price for such Series 2026A Notes.
(c)    After delivering a Fundamental Change Purchase Notice to the Paying Agent, a Holder may withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivering to the Paying Agent a written notice of withdrawal at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date. Such notice of withdrawal shall state:
(1)    the principal amount of any Series 2026A Notes with respect to which the Fundamental Change Purchase Notice is to be withdrawn, which must equal $1,000 or an integral multiple thereof;
(2)    if the Series 2026A Notes to be withdrawn are Certificated Notes, the certificate numbers of the Series 2026A Notes to be withdrawn; and
(3)    the principal amount, if any, which must equal $1,000 or an integral multiple thereof, that remains subject to the original Fundamental Change Purchase Notice.
In the case of a Global Security, the beneficial owner of an interest therein who has surrendered such interest for repurchase pursuant to this Article 3 must comply with Applicable Procedures to withdraw such repurchase request.
SECTION 3.04.    Effect of Fundamental Change Purchase Notice.
(a)    If a Holder validly delivers to the Paying Agent a Fundamental Change Purchase Notice (together with all necessary endorsements) with respect to a Series 2026A Note, such Holder may no longer convert such Series 2026A Note unless and until such Holder validly withdraws such Fundamental Change Purchase Notice in accordance with Section 3.03(c) above.
(b)    Upon the Paying Agent’s receipt of (x) a valid Fundamental Change Purchase Notice (together with all necessary endorsements) and (y) the Series 2026A Notes to which such Fundamental Change Purchase Notice pertains, the Holder of Series 2026A Notes to which such Fundamental Change Purchase Notice pertains shall be entitled, except to the extent such Holder has validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 3.03(c) above, to receive the Fundamental Change Purchase Price with respect to such Series 2026A Notes promptly on the later of (i) the Fundamental Change Purchase Date and (ii) if the Series 2026A Notes are Certificated Notes, the date of delivery of such Series 2026A

Notes to the Paying Agent, or, if the Series 2026A Notes are Global Securities, the date of book-entry transfer.
(c)    If, on the Fundamental Change Purchase Date, the Company, in accordance with Section 3.05 below, has deposited with the Paying Agent money sufficient to pay the Fundamental Change Purchase Price of all of the Series 2026A Notes for which the Holders thereof have delivered and not validly withdrawn a Fundamental Change Purchase Notice in accordance with Section 3.03(c) above:
(1)    such Series 2026A Notes shall cease to be outstanding and interest shall cease to accrue thereon (whether or not book-entry transfer of such Series 2026A Notes is made or whether or not such Series 2026A Notes are delivered to the Paying Agent, as the case may be); and
(2)    all other rights of the Holders with respect to the tendered Series 2026A Notes shall terminate (other than the right to receive payment of the Fundamental Change Purchase Price upon delivery or transfer of the Series 2026A Notes).
SECTION 3.05.    Deposit of Fundamental Change Purchase Price. Prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 1003 of the Original Indenture) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Series 2026A Notes or portions thereof which are to be purchased as of the Fundamental Change Purchase Date. Subject to receipt of funds and/or Series 2026A Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Series 2026A Notes surrendered for purchase (and not withdrawn prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date) will be made on the later of (i) the Fundamental Change Purchase Date (provided the Holder has satisfied the conditions in Section 3.03 hereof) and (ii) the time of book-entry transfer or the delivery of such Series 2026A Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 3.03 by mailing checks for the amount payable to the Holders of such Series 2026A Notes entitled thereto as they shall appear in the Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
SECTION 3.06.    Series 2026A Notes Purchased in Part. Any Certificated Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney-in-fact duly authorized in writing) and the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver to the Holder of such Series 2026A Note, without service charge, a new Series 2026A Note or Series 2026A Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Series 2026A Note so surrendered which is not purchased, or in the case of a Global Security, the Company shall instruct the Security Registrar to decrease such Global Security by the principal amount of the purchased portion of the Series 2026A Note surrendered.

SECTION 3.07.    Covenant to Comply with Securities Laws upon Purchase of the Series 2026A Notes. In connection with any offer to purchase Series 2026A Notes under this Article 3, the Company shall, if required, (a) comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable, (b) file a Schedule TO (or any successor form thereto) and any other required schedule under the Exchange Act, and (c) otherwise comply with all applicable U.S. federal and state securities laws, in each case so as to permit the rights and obligations under this Article 3 to be exercised in the time and in the manner specified herein; provided, further, the Fundamental Change Purchase Date shall be subject to postponement in order to allow the Company to comply with applicable law as a result of changes to such applicable law occurring after the Series 2026A Notes are originally issued.
SECTION 3.08.    Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.05 hereof exceeds the aggregate Fundamental Change Purchase Price of the Series 2026A Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Purchase Date, the Paying Agent shall, subject to Section 607 of the Original Indenture, return any such excess to the Company.
SECTION 3.09.    Covenant Not to Purchase Series 2026A Notes upon Certain Events of Default.
(a)    Notwithstanding anything to the contrary in this Article 3, the Company shall not purchase any Series 2026A Notes under this Article 3 if the principal amount of the Series 2026A Notes has been accelerated in accordance with Section 502 of the Original Indenture, and such acceleration has not been rescinded pursuant to Section 502 of the Original Indenture, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a default by the Company in payment of the Fundamental Change Purchase Price with respect to the Series 2026A Notes).
(b)    If a Fundamental Change Purchase Notice is delivered and, on the Fundamental Change Purchase Date, such Fundamental Change Purchase Notice has not been validly withdrawn in accordance with Section 3.03(c) above, and, pursuant to this Section 3.09, the Company is not permitted to purchase Series 2026A Notes, the Paying Agent will deem withdrawn such Fundamental Change Purchase Notice.
(c)    If a Holder tenders a Series 2026A Note for purchase pursuant to this Article 3 and, on the Fundamental Change Purchase Date, pursuant to this Section 3.09, the Company is not permitted to purchase such Series 2026A Note, the Paying Agent will (i) if such Series 2026A Note is a Certificated Note, return such Series 2026A Note to such Holder, and (ii) if such Series 2026A Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Series 2026A Note.
SECTION 3.10.    Third Party Offer. Notwithstanding anything to the contrary in this Article 3, the Company will not be required to purchase or make an offer to purchase the Series 2026A Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 3 and such third party purchases all Series 2026A Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 3.
ARTICLE 4

MISCELLANEOUS PROVISIONS

SECTION 4.01.    Recitals by Company. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee.
SECTION 4.02.    Ratification and Incorporation of Original Indenture. As heretofore supplemented and amended and as supplemented and amended hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as heretofore supplemented and amended and as supplemented and amended by this First Supplemental Indenture shall be read, taken and construed as one and the same instrument, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee, in each of its capacities hereunder, shall be applicable in respect of Series 2026A Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.
SECTION 4.03.    Executed in Counterparts. This First Supplemental Indenture shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or endorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
SECTION 4.04.    Disclaimer of Trustee. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

THE SOUTHERN COMPANY
By:	/s/David P. Poroch
Name: David P. Poroch
Title: Executive Vice President and Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:	/s/Jack Ellerin
Name: Jack Ellerin
Title: Vice President

EXHIBIT A
FORM OF SERIES 2026A NOTE

[IF RESTRICTED SECURITY, INCLUDE LEGEND REQUIRED BY SECTION 1.06(d)]

NO. ____	CUSIP NO. 842587 EK9[2]
THE SOUTHERN COMPANY
SERIES 2026A 2.125% CONVERTIBLE SENIOR NOTE
DUE DECEMBER 15, 2027

Principal Amount:	$____________

Regular Record Date:	June 1 and December 1 of each year, immediately preceding any June 15 or December 15 Interest Payment Date, as the case may be

Original Issue Date:	August 6, 2026

Stated Maturity:	December 15, 2027

Interest Payment Dates:	June 15 and December 15

Interest Rate:	2.125% per annum

Authorized Denominations:	$1,000 or any integral multiple thereof

The Southern Company, a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________, or registered assigns, the principal sum [of ___________________________DOLLARS ($___________)]3[as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 on the Stated Maturity shown above (unless earlier converted or repurchased), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on each Interest Payment Date as specified above, commencing December 15, 2026 and on the Stated Maturity, at the rate per annum shown above until the principal hereof is paid or made available for payment (or until the earlier conversion or repurchase) and at such rate on any overdue principal, on any overdue installment of interest, on any overdue payment of the Fundamental Change Purchase Price and on any overdue payment of cash due upon conversion. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity) will, as provided in such Indenture, be paid to the Person in whose name this Note (the “Note”) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity will be paid
2 If a Global Security include the following: This Note will be deemed to be identified by CUSIP No. 842587 EL7 from and after such time when (i) the Company delivers, pursuant to Section 1.06(d) of the within-mentioned Supplemental Indenture, a certificate notifying the Trustee of the occurrence of the Resale Restriction Termination Date and the deemed removal of the restrictive legend affixed to this Note and (ii) this Note is identified by such CUSIP number in accordance with the applicable procedures of the Depositary.
3 If a Certificated Note
4 If a Global Security

to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than ten calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.
Additional Interest will be payable under the circumstances set forth in the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to the Indenture and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any Fundamental Change Purchase Date or any date on which interest is payable on the Series 2026A Notes (including the Stated Maturity) is not a Business Day, then payment of the principal or interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.
Payment of the principal of and interest due at the Stated Maturity of the Series 2026A Notes, payment of the Fundamental Change Purchase Price, if applicable, and payments and deliveries required upon conversion of a Series 2026A Note shall be made upon surrender of the Series 2026A Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series 2026A Notes, the Fundamental Change Purchase Price and all cash payable upon conversion of a Series 2026A Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 calendar days prior to the date for payment by the Person entitled thereto.
REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, INCLUDING WITHOUT LIMITATION, PROVISIONS GIVING THE HOLDER OF THIS NOTE THE RIGHT TO CONVERT THIS NOTE INTO AN AMOUNT OF CASH OR, AT THE COMPANY’S ELECTION, A COMBINATION OF CASH AND SHARES OF COMMON STOCK DETERMINED IN ACCORDANCE WITH THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE INDENTURE, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated:
THE SOUTHERN COMPANY
By:________________________________

Name:
Title:
Attest:
________________________________

Name:
Title:
{Seal of THE SOUTHERN COMPANY appears here}

CERTIFICATE OF AUTHENTICATION
This is one of the Senior Notes referred to in the within-mentioned Indenture.
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee
By:____________________________________
Authorized Signatory

(Reverse Side of Note)
This Note is one of a duly authorized issue of Senior Notes of the Company (the “Notes”), issued and issuable in one or more series under a Senior Note Indenture, dated as of June 1, 2026, as supplemented and amended by a First Supplemental Indenture (the “Supplemental Indenture”) dated as of August 6, 2026 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series 2026A 2.125% Convertible Senior Notes due December 15, 2027 (the “Series 2026A Notes”) which is unlimited in aggregate principal amount. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
The Series 2026A Notes shall not be subject to redemption at the option of the Company.
The Series 2026A Notes will not have a sinking fund.
If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, the Fundamental Change Purchase Price, if applicable, and the delivery of the consideration due upon conversion of such Note, at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.
The Security Registrar need not transfer or exchange any Notes surrendered for conversion or in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be converted or purchased in part, the portion of the Note not to be converted or purchased).

The Series 2026A Notes are not subject to redemption through the operation of any sinking fund, defeasance or otherwise.

Subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change (other than an Excluded Fundamental Change), the Holder hereof has the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Series 2026A Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the Close of Business on the Business Day immediately preceding the Stated Maturity, to convert any Series 2026A Notes or portion thereof that is $1,000 or an integral multiple thereof, into an amount of cash or, at the Company’s election, a combination of cash and shares of Common Stock determined in accordance with the Indenture, based on the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT-	_______ Custodian ________ (Cust) (Minor)
TEN ENT-	as tenants by the entireties
JT TEN-	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used
though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE
OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

SCHEDULE A
SCHEDULE OF EXCHANGE OF NOTES
The Southern Company
Series 2026A 2.125% Convertible Senior Notes
due December 15, 2027

The initial principal amount of this Global Security is $[_______].
The following increases or decreases of this Global Security have been made:

Date	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee or Securities Registrar

Attachment 1

[FORM OF NOTICE OF CONVERSION]

To:     The Southern Company

To:     U.S. Bank Trust Company, National Association
2 Concourse Parkway, Suite 800
Atlanta, Georgia 30328

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash and shares of Common Stock (if any), in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any cash in lieu of any fractional share of Common Stock, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted is to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:___________________________       Signature:_________________________________

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever.

_____________________________
Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares of Common Stock if to be issued, and Series 2026A Notes if to be delivered, other than to and in the name of the registered holder:

______________________________
(Name)

______________________________
(Street Address)

______________________________
(City, State and Zip Code)

Principal Amount to be Converted (if less than all):____________________________________

Social Security or Other Taxpayer Identification Number:_______________________________

Attachment 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:       The Southern Company

To:     U.S. Bank Trust Company, National Association
2 Concourse Parkway, Suite 800
Atlanta, Georgia 30328

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from The Southern Company (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Article 3 of the First Supplemental Indenture to the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:_____________________                   Signature:_________________________________

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever.

Principal Amount to be Repurchased (if less than all):__________________________________

Social Security or Other Taxpayer Identification Number:_______________________________

Attachment 3
[FORM OF ASSIGNMENT AND TRANSFER]
For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	The Southern Company or a Subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:_________________________

______________________________
Signature

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

_______________________________
Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

EXHIBIT B
CERTIFICATE OF AUTHENTICATION
This is one of the Senior Notes referred to in the within-mentioned Indenture.
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
By:______________________________________
Authorized Signatory

EXHIBIT C

[FORM OF FREE TRANSFERABILITY CERTIFICATE]

To:     U.S. Bank Trust Company, National Association
2 Concourse Parkway, Suite 800
Atlanta, Georgia 30328

Re:    The Southern Company, Series 2026A 2.125% Convertible Senior Notes due December 15, 2027

Dear Sir/Madam:

Whereas the Series 2026A 2.125% Convertible Senior Notes due December 15, 2027 (the “Notes”) have become freely tradable without restrictions by non-affiliates of The Southern Company (the “Company”) pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 1.06(d) of the First Supplemental Indenture, dated as of August 6, 2026 (the “Supplemental Indenture”), to the Senior Note Indenture, dated as of June 1, 2026, by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), pursuant to which the Notes were issued, the Company hereby provides notice pursuant to Section 1.06(d) of the Supplemental Indenture of the occurrence of the Resale Restriction Termination Date and instructs you that:

(i)     the restrictive legend described in Section 1.06(d) of the Supplemental Indenture and set forth on the Notes shall be deemed removed from the Global Securities (as defined in the Supplemental Indenture), in accordance with the terms and conditions of the Notes and as provided in the Supplemental Indenture, without further action on the part of holders or the Trustee; and

(ii)     the restricted CUSIP number for the Notes (842587 EK9) shall be deemed removed from the Global Securities and replaced with the unrestricted CUSIP number set forth therein (842587 EL7), in accordance with the terms and conditions of the Notes and as provided in the Supplemental Indenture, without further action on the part of holders or the Trustee.

Capitalized terms used but not defined herein shall have the meanings set forth in the Supplemental Indenture.

Very truly yours,

THE SOUTHERN COMPANY

By: _______________________
Name:
Title: